FORUM FUNDS
                                  MONARCH FUNDS

                                 CODE OF ETHICS

                                  MAY 15, 2000
                             AS AMENDED JUNE 8, 2004

         SECTION 1.  INTRODUCTION

         This Code of Ethics ("Code") has been adopted by Forum Funds and Monarch Funds (collectively, the "Trust") with respect to each of their investment portfolios (each a "Fund") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of a Fund may abuse their fiduciary duties to the Trust and to deal with other types of conflict of interest situations.

         Upon discovering a violation of the Code, the Board of Trustees (the "Board") may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment or other position of the violator.

         SECTION 2.  DEFINITIONS

         (A) ACCESS PERSON means:

                    (1) any Trust officer;
                    (2) any trustees, including any independent trustee; and
                    (3) any individual in a control relationship with a Fund who obtains information concerning recommendations made to a Fund about the purchase or sale of a security.

         (B) BENEFICIAL OWNER means "beneficial owner" as defined in Rule 16a-1(a)(2) under the securities and Exchange Act of 1934 Act except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a DIRECT OR INDIRECT PECUNIARY INTEREST (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

         INDIRECT PECUNIARY INTEREST in a security includes securities held by a person's immediate family sharing the same household. IMMEDIATE FAMILY means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships).

         (C) CONTROL means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         (D) COVERED OFFICER means the principal executive, financial, and accounting officers of the Trust.

         (E) COVERED SECURITY means any security except:

                    (1)  direct  obligations  of the  Government  of the  United
                    States;
                    (2) bankers' acceptances and bank certificates of deposit;
                    (3) commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;
                    (4) repurchase agreements covering any of the foregoing; and
                    (5) shares of registered open-end investment companies.

         (F) INVESTMENT PERSONNEL means any individual who controls the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

         (G) SECURITY HELD OR TO BE ACQUIRED by the Trust means

                    (1) any Covered Security which, within the most recent 15 days (x) is or has been held by the Trust or (y) is being or has been considered by the Trust or an investment adviser to the Trust for purchase by the applicable Trust; and
                    (2) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

         (H) PURCHASE OR SALE includes, among other things, the writing of an option to purchase or sell.

         SECTION 3.  PROHIBITED TRANSACTIONS

         (A) PROHIBITION AGAINST FRAUDULENT CONDUCT. No Access Person shall use any information concerning the investments or investment intentions of a Fund, or the Access Person's ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of a Fund.

         In addition, no affiliated person of a Fund shall, directly or indirectly in connection with the purchase or sale of a security held or to be acquired by a Fund:

                    (1) employ any device, scheme or artifice to defraud a Fund;
                    (2) make to a Fund or to a Fund's investment advisers or distributor any untrue statement of a material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
                    (3)engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Fund; or
                    (4) engage in any manipulative practice with respect to a Fund.

         (B) OTHER PROHIBITED TRANSACTIONS. Access Persons are prohibited from:

                    (1) inducing or causing a Fund to take action or to fail to take action, for personal benefit rather than for the benefit of the Fund;
                    (2) accepting anything other than of DE MINIMUS value or any other preferential treatment from any entity with which a Fund does business;
                    (3) establishing or maintaining an account at any entity through which securities transactions may be effected without written notice to the designated Review Officer prior to establishing such an account;
                    (4) using knowledge of portfolio transactions of a Fund for their personal benefit or the personal benefit of their friends or relatives;
                    (5) violating the anti-fraud provisions of the federal or state securities laws;
                    (6) serving on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer that the board service would be consistent with the interests of the Fund and its shareholders.

         (C) UNDUE INFLUENCE; DISCLOSURE OF PERSONAL INTEREST. No Access Person shall cause or attempt to cause any Fund to purchase, sell or hold any security in a manner calculated to create any personal benefit to the Access Person. No Access Person shall recommend any securities transactions for a Fund without having disclosed the Access Person's interest, if any, in such securities or the issuer thereof, including, without limitation:

                    (1) the Access Person's direct or indirect beneficial ownership of any securities of such issuer;
                    (2) any position with such issuer or its affiliates; and
                    (3) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other hand.

         (D) CORPORATE OPPORTUNITIES. All Access Persons are prohibited from taking personal advantage of any opportunity properly belonging to a Fund.

         (E) CONFIDENTIALITY. Except as required in the normal course of carrying out an Access Person's business responsibilities, Access Persons are prohibited from revealing information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.

         SECTION 4.  REPORTING REQUIREMENTS

         (A) ACCESS PERSON REPORTING. All Access Persons (as identified in Appendix A) must report the information described in this Section with respect to transactions in any Covered Security in which the Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. All Access Persons and Investment Personnel must report to the Review Officer unless they are otherwise required to report to the distributor, an investment adviser or administrator of the Trust or a Fund pursuant to a Code of Ethics adopted by those entities and, with respect to the distributor and investment adviser's Code of Ethics, approved by the Trustees. Covered Officers must also comply with the provisions of Appendix B.

         (B) TRUSTEE REPORTING. An independent trustee (a trustee who is not an interested person of the Trust as defined in Section 2(a)(19) of the Investment Company Act of 1940 Act) need only report a transaction if the trustee knew at the time of the transaction or, in the ordinary course of fulfilling the trustee's official duties as a trustee, should have known that, during the 15 day period immediately preceding or after the date of the transaction in a Covered Security by the trustee, such Covered Security is or was purchased or sold or was being considered for purchase or sale by a Fund or an investment adviser to the Trust or a Fund.

         (C) EXCLUSIONS FROM REPORTING. Purchases or sales of Covered Securities in an account in which an Access Person has no direct or indirect influence or control are not subject to the reporting requirements of this Section.

         (D) INITIAL HOLDING REPORTS. No later than ten (10) days after the person becomes an Access Person, an Access Person must report the following information:


                    (1) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
                    (2) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
                    (3) the date that the report is submitted by the Access Person.

         (E) QUARTERLY TRANSACTION REPORTS. No later than ten (10) days after the end of a calendar quarter, an Access Person must report the following information:

                    (1) with respect to any transaction during the quarter in a Covered Security in which the Access Person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership:

                         (a) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                         (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
                         (c)  the  price  of  the  Covered   Security  at  which
                         the transaction was effected;
                         (d) the name of the broker, dealer or bank with or through which the transaction was effected; and
                         (e) the date that the report is submitted by the Access Person.

                    (2) with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                         (a) the name of the broker, dealer or bank with whom the Access Person established the account;
                         (b) the date the account was established; and
                         (c) the date that the report is submitted by the Access Person.

         (F) ANNUAL HOLDINGS REPORTS. Annually, an Access Person must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):

                    (1) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
                    (2) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
                    (3) the date that the report is submitted by the Access Person.

         (G) CERTIFICATION OF COMPLIANCE. Each Access Person is required to certify annually (in the form of Appendix C) that the Access Person has read and understood the Code and recognizes that the Access Person is subject to the Code. Further, each Access Person is required to certify annually that the Access Person has complied with all the requirements of the Code and that the Access Person has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

         (H) ALTERNATIVE REPORTING. The submission to the Review Officer of duplicate broker trade confirmations and statements on all Covered Securities transactions shall be deemed to satisfy these reporting requirements. The annual holdings report may be satisfied by confirming annually, in writing, the accuracy of the records maintained by the Review Officer and recording the date of the confirmation.

         (I) REPORT QUALIFICATION. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

         (J) ACCOUNT OPENING PROCEDURES. Access Persons shall provide written notice to the Review Officer prior to opening any account with any entity through which a Covered Securities transaction may be effected. In addition, all Access Persons will promptly:

                    (1) provide full access to the Trust, its agents and attorneys to any and all records and documents which the Trust considers relevant to any securities transactions or other matters subject to the Code;
                    (2) cooperate with the Trust, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;
                    (3) provide the Trust, its agents and attorneys with an xplanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and
                    (4) promptly notify the Review Officer or such other individual as the Trust may direct, in writing, from time to time, of any incident of noncompliance with the Code by any Access Person.

         SECTION 5.  REVIEW OFFICER

         (A) DUTIES OF REVIEW OFFICER. A Review Officer shall be appointed by the Trust's President to:

                    (1) review all securities transaction and holdings reports and shall maintain the names of persons responsible for reviewing these reports;
                    (2) identify all Access Persons who are required to make these reports and promptly inform each Access Person of the requirements of this Code;
                    (3) compare, on a quarterly basis, all Access Person Covered Securities transactions with each Fund's completed portfolio transactions to determine whether a Code violation may have occurred;
                    (4) maintain a signed acknowledgment by each person who is then an Access Person, in the form of Appendix A;
                    (5) identify persons who are Investment Personnel of the Trust and inform those persons of their requirements to obtain prior written approval from the Review Officer prior to directly or indirectly acquiring ownership of a security in any private placement or initial public offering; and
                    (6) annually prepare a written report to the Trustees that

                         (a) describes any issues under the code of ethics or procedures since the last report to the Trustees, including, but not limited to, information about material violations of the code or procedures and
                         sanctions   imposed  in  response  to  the   material
                         violations;  and
                         (b) certifies that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

         (B) POTENTIAL TRADE CONFLICT. When there appears to be a transaction that conflicts with the Code, the designated Review Officer shall request a written explanation of the Access

Person's transaction. If after post-trade review, it is determined that there has been a violation of the Code, a report will be made by the designated Review Officer with a recommendation of appropriate action to the Board.

         (C) REQUIRED RECORDS. The Review Officer shall maintain and cause to be maintained:

               (1) a copy of any code of ethics adopted by the Trust which has been in effect during the previous five (5) years in an easily accessible place;
               (2) a record of any violation of any code of ethics, and of any action taken as a result of such violation, in an easily accessible place for at least five (5) years after the end of the fiscal year in which the violation occurs;
               (3) a copy of each report made by an Access Person as required by
               Section 4 of this Code for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place;
               (4) a list of all persons who are, or within the past five years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by a Trust, in an easily accessible place;
               (5) a copy of each written report and certification required pursuant to Section 5(c) of this Code for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in an easily accessible place; and
               (6) a record of any decision, and the reasons supporting the decision, approving the acquisition by Investment Personnel of securities under Section 5(a)(v) of this Code, for at least five
               (5) years after the end of the fiscal year in which the approval is granted.

         SECTION 6.  BOARD REVIEW

               (A)  The  Board  of   Trustees,   including  a  majority  of  the
               independent trustees, shall:

               (1) approve the code of ethics of the Trust, the code of ethics of each investment adviser and principal underwriter of the Trust before initially retaining their services, and any material changes to these codes within six months of such change;
               (2) review any material changes to the code of ethics of the administrator of the Trust within six months of such change;
               (3) base its approval of a code of ethics, and any material changes to a code of ethics, on a determination that the code contains provisions reasonably necessary to prevent access persons (as defined in the respective codes) from engaging in prohibited conduct;
               (4) receive, prior to approving a code or any amendment to a code, a certification from the Trust, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent access persons from violating the code; and

               (5) receive and consider, no less frequently than annually

                         (a) a  written  report  from  the  Trust,  investment
                         adviser,   administrator  or  principal   underwriter
                         describing   any  issues,   material   violations  or
                         sanctions  arising under the Code;  and
                         (b) a written certification from the Trust, investment adviser, administrator or principal underwriter, as applicable, that it has adopted procedures reasonably necessary to prevent Access Persons from violating its code.

                                   FORUM FUNDS
                                  MONARCH FUNDS

                                 CODE OF ETHICS

                                   APPENDIX A
                                 ACCESS PERSONS

                                Costas Azariadas
                                 James C. Cheng
                                J. Michael Parish

                                   FORUM FUNDS
                                  MONARCH FUNDS

                                 CODE OF ETHICS

                                   APPENDIX B
                        ADDITIONAL PROVISIONS PURSUANT TO
                  SECTION 406 OF THE SARBANES-OXLEY ACT OF 2002


         SECTION 1: COVERED OFFICERS/PURPOSE

         This Appendix C has been adopted pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 (the "Act") and applies solely to the principal executive, financial, and accounting officers of the Trust (each a "COVERED OFFICER").

         This Appendix has been adopted for the specific purpose of promoting honest and ethical conduct, compliance with applicable laws and governmental rules and regulations and accountability for adherence to the Code. Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to conflicts of interest.

         The Covered Officers and the date of effectiveness of this Appendix to them are:

         David I. Goldstein, August 28, 2003

         Stacey E. Hong, August 28, 2003

         SECTION 2: CONFLICTS OF INTEREST

         A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or the officer's service to, the Trust. For example, a conflict of interest would arise if a Covered Officer receives improper personal benefits as a result of the Covered Officer's position with the Trust. Conflicts may arise from, or as a result of, the contractual relationship between the Trust and its service providers, of which a Covered Officer is also an officer or employee. A Covered Officer may also be an officer or employee of one or more other investment companies covered by other similar codes. Such service, by itself, does not give rise to a conflict of interest.

         As applicable to a Covered Officer, the following must be approved by the Chairman of the Trust's audit committee ("COMMITTEE"):

               (1) service on the board of directors or governing board of a publicly traded entity;
               (2) the receipt of any non-nominal gifts from persons or entities who have or are seeking business relationships with a Trust;
               (3) the receipt of any entertainment from any company with which the Trust has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;
               (4) any ownership interest (material to the officer) in, or any consulting or employment relationship with, any entities doing business with the Trust, other than its service providers or their respective affiliates.
               (5) any direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trust for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment with the Trust's service providers or their respective affiliates.

         SECTION 3. REQUIRED DUTIES

         A Covered Officer shall:

               (1) become familiar with the disclosure requirements generally applicable to the Trust;
               (2) not knowingly misrepresent, or cause others to misrepresent, facts about the Trust to others;
               (3) to the extent appropriate, consult with other officers and employees of the Trust and its service providers;
               (4) promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations; and
               (5) upon becoming a Covered Officer, affirm in writing to the Trust that the officer has received, read and understands the Code and, annually thereafter, affirm to the Trust that the officer has complied with the requirements of the Code.

         SECTION 4. VIOLATIONS

         A Covered Officer shall notify the Chairman of the Committee promptly if the officer knows of any violation of this Code.

                                   FORUM FUNDS
                                  MONARCH FUNDS

                                 CODE OF ETHICS

                                   APPENDIX C
                          ACCESS PERSON ACKNOWLEDGEMENT


I understand that I am an Access person as defined in the Forum Funds and Monarch Funds Code of Ethics. I have read and I understand the Code of Ethics and will comply with it in all respects. In addition, I certify that I have complied with the requirements of the Code of Ethics and I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.


     _________________________                 _______________________
             Signature                                  Date


               ________________________
                     Printed Name

THIS FORM MUST BE COMPLETED AND RETURNED TO THE TRUST'S REVIEW OFFICER:

                                    NANETTE K. CHERN
                                    C/O FORUM FUNDS/MONARCH FUNDS
                                    TWO PORTLAND SQUARE
                                    PORTLAND , ME  04101